SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

Pamrapo Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-18014	22-2984813
(State or other Jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

611 Avenue C, Bayonne, New Jersey	07002
(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 339-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 3, 2010 Pamrapo Savings Bank, S.L.A. (the “Bank”), without admitting or denying the determinations of the Financial Crimes Enforcement Network (FinCEN), consented to the assessment of a civil money penalty by FinCEN (“Consent Order”). Under the Consent Order, FinCEN assessed a civil money penalty of $1 million to be paid to the United States Department of the Treasury. The execution of the Consent Order and compliance with the terms of the Consent Order constitute a complete settlement and release of the Bank’s civil liability for violations of the Bank Secrecy Act and its regulations.

A copy of the Consent Order with FinCEN is attached to this report as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Item 8.01	Other Events.

On June 3, 2010, Pamrapo Bancorp, Inc. (the “Company”), announced that the Bank, the Company’s wholly-owned banking subsidiary, was sentenced by the United States District Court for the District of New Jersey in accordance with the terms of the plea agreement the Bank entered into with the United States Attorney’s Office for the District of New Jersey and the U.S. Department of Justice (collectively, the “United States”) on March 29, 2010. The plea agreement, which was previously reported on the Company’s Form 10-Q filed with the SEC on May 13, 2010, resolved a previously disclosed investigation into the Bank’s Bank Secrecy Act/Anti-Money Laundering (“BSA/AML”) compliance program, and was approved by the Bank and the United States, and accepted by the Honorable Garrett E. Brown. Jr., Chief District Judge.

At the sentencing held on June 3, 2010, the Court determined that it was appropriate to waive the $500,000 statutory fine provided for by the United States Sentencing Guidelines based on the recommendation of the United States given that the Bank paid a criminal forfeiture on the date of its plea, March 29, 2010, and paid a civil money penalty to FinCEN. Judge Brown also sentenced the Bank to 1 year of corporate probation.

The Bank believes that today’s sentencing, together with the FinCEN Consent Order and the previously reported OTS Consent Order dated March 29, 2010, resolve all outstanding government and regulatory actions against the Bank with respect to its BSA/AML compliance programs.

Additionally, the Bank, on June 2, 2010, became aware of the indictment of Brian M. Campbell, the former managing director of the Bank’s subsidiary, Pamrapo Services Corporation. The Bank terminated Mr. Campbell’s employment on February 12, 2009. The Bank has been cooperating and will continue to cooperate with the investigation of Brian Campbell by the United States.

Pamrapo Bancorp, Inc. is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates ten branch offices in Bayonne, Jersey City, Hoboken, and Monroe, New Jersey.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1 FinCEN Consent Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAMRAPO BANCORP, INC.

Date: June 03, 2010

	By:	/s/ KENNETH D. WALTER
Kenneth D. Walter
Vice President, Treasurer and Chief Financial Officer, and Interim President and Chief Executive Officer